As filed with the Securities and Exchange Commission on September 29, 2023.

Registration No. 333-274749

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENMIAO TECHNOLOGY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	35-2600898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16F, Shihao Square, Middle Jiannan Blvd.

High-Tech Zone, Chengdu

Sichuan, People’s Republic of China 610000

+86 28 61554399

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc.

2215 Renaissance Dr.

Las Vagas, NV 89119

+1(888)921-8397

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Elizabeth F. Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0199

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Senmiao Technology Limited is hereby filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-274749), originally filed on September 28, 2023 (the “Registration Statement”), as an exhibit-only filing to file a Form of Senior Debt Securities Indenture and a Form of Subordinated Debt Securities Indenture herewith as Exhibit 4.3 and Exhibit 4.9, respectively (collectively, the “Indentures”). Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Indentures. This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

Item 16. Exhibits

A list of exhibits filed with this Amendment No. 1 to Registration Statement on Form S-3 is set forth in the Exhibit Index and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1*	Form of Common Stock Certificate
4.2*	Form of Preferred Stock Certificate
4.3	Form of Senior Debt Securities Indenture
4.4*	Form of Warrant
4.5*	Form of Warrant Agreement
4.6*	Form of Rights Certificate
4.7*	Form of Unit Certificate
4.8*	Form of Unit Agreement
4.9	Form of Subordinated Debt Securities Indenture
5.1***	Opinion of Flangas Law Group
23.1***	Consent of Friedman LLP
23.2***	Consent of Marcum Asia CPAs LLP
23.3***	Consent of Flangas Law Group (included in Exhibit 5.1 hereto)
24.1***	Power of Attorney (included on the signature pages to the registration statement)
25.1**	Form T-1 Statement of Eligibility of Trustee
107***	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**	To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
***	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chengdu, Sichuan, China, on September 29, 2023.

SENMIAO TECHNOLOGY LIMITED

By:	/s/ Xi Wen
Xi Wen
Chairman of the Board, President, Chief Executive Officer and Secretary (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xi Wen	Chairman of the Board, President, Chief Executive Officer and Secretary	September 29, 2023
Xi Wen	(Principal Executive Officer)

/s/ Xiaoyuan Zhang	Chief Financial Officer and Treasurer	September 29, 2023
Xiaoyuan Zhang	(Principal Financial and Accounting Officer)

*	Director	September 29, 2023
Trent D. Davis

*	Director	September 29, 2023
Xiaojuan Lin

*	Director	September 29, 2023
Sichun Wang

*	Director	September 29, 2023
Jie Gao

*By:	/s/ Xiaoyuan Zhang
Xiaoyuan Zhang
Attorney-in-fact

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